Exhibit 23.1

May 10, 2018

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Form 8‐K (No. 001‐32421) of Fusion Connect, Inc. (formerly Fusion Telecommunications International, Inc.) dated May 4, 2018 of our report dated March 12, 2018, with respect to the consolidated balance sheets of Birch Communications Holdings, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended.

/s/ MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLC